Exhibit 99.1

News

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media
	Glenn Ray	Equity: Raj Modi	800-555-5259 or	Information
	313-594-4410	313-323-8221	313-845-8540	Center:
	gray2@ ford.com	Fixed Income:	stockinf@ford.com	800-665-1515 or
		Rob Moeller		313-621-0504
		313-621-0881		media@ford.com
fordir@ford.com

IMMEDIATE RELEASE

     FORD ANNOUNCES SECOND-QUARTER 2005 FINANCIAL RESULTS

•	Net income of 47 cents per share, or $946 million.

•	Earnings from continuing operations of 47 cents per share, or $936 million, excluding special items.*

•	Worldwide automotive pre-tax loss of $245 million, excluding special items.

•	Financial Services sector pre-tax profit of $1.3 billion.

•	Full-year earnings guidance unchanged at $1.00 to $1.25 per share from continuing operations, excluding special items.

DEARBORN, Mich., July 19, 2005 — Ford Motor Company [NYSE: F] today reported net income of 47 cents per share, or $946 million, for the second quarter of 2005. This compares with net income of 57 cents per share, or $1.2 billion, in the second quarter of 2004.

Ford’s second-quarter earnings from continuing operations, excluding special items, were 47 cents per share, or $936 million, compared to 61 cents per share, or $1.2 billion, in the same period last year.*

Ford’s total sales and revenue in the second quarter was $44.5 billion, compared to $42.9 billion in the year-ago period.

* Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit and provision for taxes, excluding special items, and minority interest. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

“Despite profitability in most regions, our global automotive results were disappointing, reflecting the fiercely competitive environment in which we continue to operate, particularly in North America,” said Chairman and Chief Executive Officer Bill Ford. “We are responding to this tougher operating environment through actions aimed at improving our cost structure, optimizing our global footprint, strengthening our balance sheet and making essential investments for the future. We’ll continue to share our plans as the year progresses.”

Actions in the second quarter included:

•	Announced plans to further reduce salaried personnel and related costs in North America.

•	Consolidation of U.K. manufacturing at Jaguar, including personnel separations. Final assembly operations at the Browns Lane plant have ceased and are transitioning to Castle Bromwich.

•	A Memorandum of Understanding with Visteon Corp., Ford’s largest supplier. Over time, the agreement will allow the Company to diversify its supply base and enhance its access to parts, systems and technologies that are more competitive.

•	Announced evaluation of strategic options for Hertz Corp., its rental car and equipment unit, including a potential partial initial public offering or a sale to a third party.

On the product front, Ford continues to deliver more new products with the recent launch of the 2006 Mercury Mariner Hybrid, Range Rover Sport, and new diesel-powered cars from Jaguar and Volvo in Europe. On schedule for fall introductions in North America are the all-new Ford Fusion, Mercury Milan and Lincoln Zephyr mid-size sedans, the redesigned Ford Explorer and Mercury Mountaineer and the Mazda MX-5. In Europe, the high-performance Ford Focus ST will go on sale later this year.

The following discussion of the results of our Automotive sector and Automotive business units is on a basis that excludes special items. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

AUTOMOTIVE SECTOR
On a pre-tax basis, worldwide automotive losses in the second quarter were $245 million, down $342 million from a $97 million profit during the same period a year ago.

Worldwide automotive sales for the second quarter rose to $38.7 billion from $36.7 billion in the same period last year. Worldwide vehicle-unit sales in the quarter were 1,718,000, down from 1,751,000 a year ago.

Total cash, including automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets on June 30, 2005, was $21.8 billion, down from $22.9 billion at the end of the first quarter. The Company contributed $1.1 billion to its pension plans and long-term VEBA in the second quarter.

THE AMERICAS
For the second quarter, the Americas reported a pre-tax loss of $819 million, down $1.3 billion from a $476 million pre-tax profit in the same period a year ago.

North America: In the second quarter, Ford’s North American automotive operations reported a pre-tax loss of $907 million, down $1.4 billion from a $454 million pre-tax profit a year ago. Higher costs and lower volumes contributed to the decline. Sales were $19.9 billion, down $568 million from the same period a year ago.

South America: Ford’s South American automotive operations reported a second-quarter pre-tax profit of $88 million, an increase of $66 million from a $22 million pre-tax profit a year ago. The improvement primarily reflected higher volumes and pricing, partially offset by higher commodity costs. Sales for the second quarter improved to $1 billion from $665 million in 2004.

FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)
The 2005 second-quarter combined pre-tax profit for Ford Europe and PAG automotive operations was $83 million, compared with a loss of $136 million for the year-ago period, an improvement of $219 million.

Ford Europe: Ford Europe’s second-quarter pre-tax profit was $66 million, compared with a pre-tax profit of $211 million during the 2004 period. The deterioration of $145 million primarily reflected lower net pricing, lower production volumes, higher material and pension costs and lower profits from operations in Turkey. These were partially offset by internal cost reductions and mix improvements. Ford Europe’s sales in the second quarter were $7.9 billion, compared with $6.7 billion during the second quarter of 2004.

Premier Automotive Group: PAG reported a pre-tax profit of $17 million for the second quarter, compared with a pre-tax loss of $347 million for the same period in 2004. The improvement primarily reflected richer product mix and higher net revenue, primarily at Land Rover, partially offset by unfavorable exchange. Second-quarter sales for PAG were $7.9 billion, compared with $6.9 billion a year ago.

FORD ASIA-PACIFIC and AFRICA/MAZDA
The 2005 second-quarter combined pre-tax profit for Ford Asia-Pacific and Africa/Mazda was $93 million, compared with $55 million for the year-ago period, an improvement of $38 million.

Ford Asia-Pacific and Africa: For the second quarter of 2005, Ford Asia-Pacific and Africa reported a pre-tax profit of $36 million, an improvement of $41 million from a $5 million pre-tax loss a year ago. The results primarily reflected favorable exchange, higher volumes and improved mix, partially offset by higher developments costs for future products. Sales were $2 billion, an improvement of $100 million from $1.9 billion during the second quarter of 2004.

Mazda: During the second quarter of 2005, Ford’s share of Mazda profits and associated operations was $57 million, down from $60 million during the same period a year ago.

OTHER AUTOMOTIVE
Second-quarter earnings included a profit of $398 million in other automotive financial results. This is an improvement of $696 million from the same period last year, primarily reflecting interest income related to tax refunds.

FORD MOTOR CREDIT COMPANY
On a pre-tax basis, Ford Motor Credit earned $1.2 billion in the second quarter, down $229 million from the previous year. The decline primarily reflected higher borrowing costs and the impact of lower receivable levels, partially offset by improved credit loss performance. Ford Motor Credit reported net income of $740 million in the second quarter of 2005, down from $897 million in the same period a year ago.

HERTZ CORP.
Hertz reported a second-quarter pre-tax profit of $153 million, a $9 million improvement from the $144 million pre-tax profit from the same period in 2004. The improvement reflected higher car and equipment rental volumes and higher proceeds from the disposal of used vehicles and equipment, partially offset by a highly competitive pricing environment in car rental markets. Net income in the second quarter for Hertz was $97 million, up from $94 million in the same period last year.

SPECIAL ITEMS*
In total, special items had no impact on earnings per share in the second quarter. Charges for Visteon-related actions and personnel reduction programs reduced earnings per share by 18 cents. These charges were fully offset by non-recurring adjustments that, in total, significantly reduced the Company’s tax accrual during the quarter. These adjustments primarily reflect prior year federal and state tax settlements.

* See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

OUTLOOK
Commenting on the Company’s financial outlook, Executive Vice President and Chief Financial Officer, Don Leclair, said “We recognize we have more to do in an environment that continues to be extremely challenging. We will continue to focus on improving our operating efficiencies and margins.”

The Company’s 2005 full-year earnings guidance is unchanged at $1.00 to $1.25 per share. Full-year earnings-per-share guidance excludes the effect of special items and discontinued operations, which are presently estimated to include the following items:

TOTAL COMPANY 2005 FULL-YEAR SPECIAL ITEMS AND DISCONTINUED OPERATIONS

Special Items		Full Year EPS

•	Visteon-Related Charges	$(0.21) — (0.30)

•	Personnel Reduction Programs

	- North America	(0.02)

	- PAG	(0.03)

	- Further Personnel Reduction Programs	(TBD)

•	Fuel Cell Technology Charges	(0.05)

•	Non-Core Businesses Held for Sale	(0.01)

•	Tax Adjustments	0.18

Total Special Items		$(0.14) — (TBD)

Discontinued Operations		0.02

	Effect of Special Items and
	Discontinued Operations	$(0.12) — (TBD)

SECOND-QUARTER RESULTS CONFERENCE CALL — TUESDAY, JULY 19

Executive Vice President and Chief Financial Officer Don Leclair will host a conference call beginning at 9:00 a.m. EST to discuss second-quarter financial results.

Following the earnings call, at 11:00 a.m. EST, Ford Vice President and Treasurer Ann Marie Petach, Ford Credit Vice Chairman and Chief Financial Officer David Cosper, and Ford Vice President and Controller Jim Gouin will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials also will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information

Tuesday, July 19

www.shareholder.ford.com

Toll Free:	800-706-7741

International:	617-614-3471

Earnings:	9:00 a.m. EST

Earnings Passcode:	“Ford Earnings Call”

Fixed Income:	11:00 a.m. EST

Fixed Income Passcode:	“Ford Fixed Income Call”

Replays

Available through Tuesday, July 26

www.shareholder.ford.com

Toll Free:	888-286-8010

International:	617-801-6888

Passcodes

Earnings:	29481628

Fixed Income:	55865600

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 324,000 employees worldwide, the Company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.

- # # # -

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	lower-than-anticipated market acceptance of new or existing products;
•	economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;
•	work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;
•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•	worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);
•	currency or commodity price fluctuations, including rising steel prices;
•	changes in interest rates;
•	an increase in or acceleration of the market shift from truck sales or from sales of other more profitable vehicles in the U.S.;
•	economic difficulties in any significant market;
•	higher prices for or reduced availability of fuel;
•	labor or other constraints on our ability to restructure our business;
•	a change in our requirements or obligations under long-term supply arrangements pursuant to which we are obligated to purchase minimum quantities or a fixed percentage of output or pay minimum amounts;
•	additional credit rating downgrades;
•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;
•	higher-than-expected credit losses;
•	lower-than-anticipated residual values for leased vehicles and higher-than-expected lease return rates; and
•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic disease or measures taken by governments in response thereto that negatively affect the travel industry.

We cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

***

Attachment

TOTAL COMPANY 2005 SECOND QUARTER INCOME FROM CONTINUING OPERATIONS
COMPARED WITH NET INCOME*

	Second Quarter
	Earnings		Memo:
	Per	After-Tax	Pre-Tax
	Share**	Profit	Profit
		(Mils.)	(Mils.)

Income from Continuing Operations Excluding Special Items	$0.47	$936	$1,052

Special Items
- Visteon-Related Charges	$(0.15)	$(313)	$(318)
- Personnel Reduction Programs
• North America	(0.02)	(41)	(63)
• PAG	(0.01)	(21)	(33)
Fuel Cell Technology Charges	***	(11)	(11)
Non-Core Businesses Held for Sale	***	9	14
Tax Adjustments****	0.18	384	85

Total Special Items	$0	$7	$(326)

Income from Continuing Operations	$0.47	$943	$726

Discontinued Operations	***	3

Net Income	$0.47	$946

*	Additional reconciling items are available in the materials supporting the July 19, 2005 conference calls at www.shareholder.ford.com

**	Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest.
***	Less than $0.01/$1 million
****	Primarily reflects prior year federal and state tax settlements

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2005 and 2004
(in millions, except per share amounts)

	Second Quarter		First Half
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$38,685	$36,661	$78,017	$75,461
Financial Services revenues	5,863	6,212	11,667	12,135

Total sales and revenues	44,548	42,873	89,684	87,596

Costs and expenses
Cost of sales	36,713	33,624	72,271	67,678
Selling, administrative and other expenses	6,127	5,920	12,217	11,739
Interest expense	1,719	1,734	3,683	3,569
Provision for credit and insurance losses	(17)	174	168	527

Total costs and expenses	44,542	41,452	88,339	83,513
Automotive interest income and other non-operating income/(expense), net	651	(20)	804	125
Automotive equity in net income/(loss) of affiliated companies	69	84	126	140

Income/(loss) before income taxes	726	1,485	2,275	4,348
Provision for/(benefit from) income taxes	(301)	261	13	1,080

Income/(loss) before minority interests	1,027	1,224	2,262	3,268
Minority interests in net income/(loss) of subsidiaries	84	72	142	157

Income/(loss) from continuing operations	943	1,152	2,120	3,111
Income/(loss) from discontinued operations	3	13	38	6

Net income/(loss)	$946	$1,165	$2,158	$3,117

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.51	$0.63	$1.16	$1.71
Income/(loss) from discontinued operations	—	0.01	0.02	—

Net income/(loss)	$0.51	$0.64	$1.18	$1.71

Diluted income/(loss)
Income/(loss) from continuing operations	$0.47	$0.57	$1.05	$1.51
Income/(loss) from discontinued operations	—	—	0.01	—

Net income/(loss)	$0.47	$0.57	$1.06	$1.51

Cash dividends	$0.10	$0.10	$0.20	$0.20

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR STATEMENT OF INCOME
For the Periods Ended June 30, 2005 and 2004
(in millions, except per share amounts)

	Second Quarter		First Half
	2005	2004	2005	2004
	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$38,685	$36,661	$78,017	$75,461
Costs and expenses
Cost of sales	36,713	33,624	72,271	67,678
Selling, administrative and other expenses	3,076	2,832	6,185	5,574

Total costs and expenses	39,789	36,456	78,456	73,252

Operating income/(loss)	(1,104)	205	(439)	2,209

Interest expense	187	312	589	697

Interest income and other non-operating income/(expense), net	651	(20)	804	125
Equity in net income/(loss) of affiliated companies	69	84	126	140

Income/(loss) before income taxes — Automotive	(571)	(43)	(98)	1,777

FINANCIAL SERVICES
Revenues	5,863	6,212	11,667	12,135
Costs and expenses
Interest expense	1,532	1,422	3,094	2,872
Depreciation	1,540	1,659	3,054	3,388
Operating and other expenses	1,511	1,429	2,978	2,777
Provision for credit and insurance losses	(17)	174	168	527

Total costs and expenses	4,566	4,684	9,294	9,564

Income/(loss) before income taxes — Financial Services	1,297	1,528	2,373	2,571

TOTAL COMPANY
Income/(loss) before income taxes	726	1,485	2,275	4,348
Provision for/(benefit from) income taxes	(301)	261	13	1,080

Income/(loss) before minority interests	1,027	1,224	2,262	3,268
Minority interests in net income/(loss) of subsidiaries	84	72	142	157

Income/(loss) from continuing operations	943	1,152	2,120	3,111
Income/(loss) from discontinued operations	3	13	38	6

Net income/(loss)	$946	$1,165	$2,158	$3,117

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.51	$0.63	$1.16	$1.71
Income/(loss) from discontinued operations	—	0.01	0.02	—

Net income/(loss)	$0.51	$0.64	$1.18	$1.71

Diluted income/(loss)
Income/(loss) from continuing operations	$0.47	$0.57	$1.05	$1.51
Income/(loss) from discontinued operations	—	—	0.01	—

Net income/(loss)	$0.47	$0.57	$1.06	$1.51

Cash dividends	$0.10	$0.10	$0.20	$0.20

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$30,133	$23,510
Marketable securities	8,614	9,507
Loaned securities	734	1,058
Finance receivables, net	97,565	110,749
Other receivables, net	6,523	5,969
Net investment in operating leases	33,859	31,763
Retained interest in sold receivables	5,287	9,166
Inventories	11,550	10,766
Equity in net assets of affiliated companies	2,861	2,835
Net property	42,281	44,549
Deferred income taxes	4,567	4,830
Goodwill and other intangible assets	6,679	7,271
Assets of discontinued/held-for-sale operations	23	2,374
Other assets	26,158	29,511

Total assets	$276,834	$293,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$23,853	$22,689
Accrued and other liabilities	73,911	74,964
Debt	158,441	172,973
Deferred income taxes	5,605	6,171
Liabilities of discontinued/held-for-sale operations	15	139

Total liabilities	261,825	276,936
Minority interests	806	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,110	5,321
Accumulated other comprehensive income/(loss)	(2,611)	1,258
Treasury stock	(1,281)	(1,728)
Earnings retained for use in business	12,966	11,175

Total stockholders’ equity	14,203	16,045

Total liabilities and stockholders’ equity	$276,834	$293,858

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR BALANCE SHEET
(in millions)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$10,812	$10,142
Marketable securities	7,607	8,291
Loaned securities	734	1,058

Total cash, marketable and loaned securities	19,153	19,491
Receivables, net	2,832	2,894
Inventories	11,550	10,766
Deferred income taxes	3,356	3,837
Other current assets	8,080	8,916

Total current assets	44,971	45,904
Equity in net assets of affiliated companies	1,975	1,907
Net property	40,675	42,904
Deferred income taxes	8,646	10,894
Goodwill and other intangible assets	5,787	6,374
Assets of discontinued/held-for-sale operations	23	188
Other assets	10,366	9,455

Total Automotive assets	112,443	117,626
Financial Services
Cash and cash equivalents	19,321	13,368
Investments in securities	1,007	1,216
Finance receivables, net	101,256	113,824
Net investment in operating leases	33,859	31,763
Retained interest in sold receivables	5,287	9,166
Goodwill and other intangible assets	892	897
Assets of discontinued/held-for-sale operations	—	2,186
Other assets	10,240	13,746
Receivable from Automotive	1,655	2,753

Total Financial Services assets	173,517	188,919
Intersector elimination	(1,655)	(2,753)

Total assets	$284,305	$303,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$16,440	$16,026
Other payables	4,679	4,269
Accrued and other liabilities	31,285	31,059
Deferred income taxes	2,490	2,514
Debt payable within one year	1,058	977
Current payable to Financial Services	1,026	1,382

Total current liabilities	56,978	56,227
Long-term debt	17,034	17,458
Other liabilities	35,503	35,699
Deferred income taxes	—	3,042
Liabilities of discontinued/held-for-sale operations	15	46
Payable to Financial Services	629	1,371

Total Automotive liabilities	110,159	113,843
Financial Services
Payables	2,734	2,394
Debt	140,349	154,538
Deferred income taxes	10,586	10,549
Other liabilities and deferred income	7,123	8,206
Liabilities of discontinued/held-for-sale operations	—	93

Total Financial Services liabilities	160,792	175,780
Minority interests	806	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,110	5,321
Accumulated other comprehensive income/(loss)	(2,611)	1,258
Treasury stock	(1,281)	(1,728)
Earnings retained for use in business	12,966	11,175

Total stockholders’ equity	14,203	16,045
Intersector elimination	(1,655)	(2,753)

Total liabilities and stockholders’ equity	$284,305	$303,792

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2005 and 2004
(in millions)

	First Half
	2005	2004
	(unaudited)
Cash and cash equivalents at January 1	$23,510	$23,208

Cash flows from operating activities before securities trading	18,275	13,235
Net sales/(purchases) of trading securities	(3,679)	(723)

Net cash flows from operating activities	14,596	12,512

Cash flows from investing activities
Capital expenditures	(3,572)	(2,780)
Acquisitions of retail and other finance receivables and operating leases	(28,951)	(31,727)
Collections of retail and other finance receivables and operating leases	25,150	23,795
Net acquisitions of daily rental vehicles	(2,997)	(2,902)
Purchases of securities	(2,451)	(6,026)
Sales and maturities of securities	2,395	5,703
Proceeds from sales of retail and other finance receivables and operating leases	12,506	3,760
Proceeds from sale of businesses	2,070	125
Cash paid for acquisitions	(1,296)	(30)
Other	71	(48)

Net cash (used in)/provided by investing activities	2,925	(10,130)

Cash flows from financing activities
Cash dividends	(367)	(366)
Net sales/(purchases) of Common Stock	184	(101)
Changes in short-term debt	821	8,412
Proceeds from issuance of other debt	14,765	7,831
Principal payments on other debt	(25,769)	(24,401)
Other	(6)	(35)

Net cash (used in)/provided by financing activities	(10,372)	(8,660)

Effect of exchange rate changes on cash	(526)	(145)

Net increase/(decrease) in cash and cash equivalents	6,623	(6,423)

Cash and cash equivalents at March 31	$30,133	$16,785

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2005 and 2004
(in millions)

	First Half 2005		First Half 2004
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$10,142	$13,368	$6,856	$16,352

Cash flows from operating activities before securities trading	4,049	10,059	3,582	9,454
Net sales/(purchases) of trading securities	1,058	(4,737)	(692)	(31)

Net cash flows from operating activities	5,107	5,322	2,890	9,423

Cash flows from investing activities
Capital expenditures	(3,347)	(225)	(2,591)	(189)
Acquisitions of retail and other finance receivables and operating leases	—	(28,951)	—	(31,727)
Collections of retail and other finance receivables and operating leases	—	24,979	—	23,895
Net (acquisitions)/collections of wholesale receivables	—	599	—	(865)
Net acquisitions of daily rental vehicles	—	(2,997)	—	(2,902)
Purchases of securities	(2,149)	(302)	(5,593)	(433)
Sales and maturities of securities	1,883	512	5,312	391
Proceeds from sales of retail and other finance receivables and operating leases	—	12,506	—	3,760
Proceeds from sales of wholesale receivables	—	3,739	—	964
Proceeds from sale of businesses	29	2,041	125	—
Net investing activity with Financial Services	1,402	—	1,832	—
Cash paid for acquisitions	(1,296)	—	(30)	—
Other	(11)	82	17	(65)

Net cash (used in)/provided by investing activities	(3,489)	11,983	(928)	(7,171)

Cash flows from financing activities
Cash dividends	(367)	—	(366)	—
Net sales/(purchases) of Common Stock	184	—	(101)	—
Changes in short-term debt	145	676	(267)	8,679
Proceeds from issuance of other debt	84	14,681	289	7,542
Principal payments on other debt	(595)	(25,174)	(1,729)	(22,672)
Net financing activity with Automotive	—	(1,402)	—	(1,832)
Other	(4)	(2)	(15)	(20)

Net cash (used in)/provided by financing activities	(553)	(11,221)	(2,189)	(8,303)

Effect of exchange rate changes on cash	(39)	(487)	(37)	(108)
Net transactions with Automotive/Financial Services	(356)	356	474	(474)

Net increase/(decrease) in cash and cash equivalents	670	5,953	210	(6,633)

Cash and cash equivalents at June 30	$10,812	$19,321	$7,066	$9,719

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.